Exhibit 99.1

Ariba Announces Definitive Agreement to Acquire Quadrem

Deal will expand depth and breadth of Ariba Network creating additional value for buyers and sellers around the world

SUNNYVALE, Calif., and AMSTERDAM, The Netherlands - November 18, 2010 - Ariba, Inc. (Nasdaq: ARBA), the leading provider of collaborative business commerce solutions, today announced that it has signed a definitive agreement to acquire Quadrem, a privately-held provider of one of the world’s largest supply networks and on-demand supply management solutions. With the acquisition, Ariba further expands the depth and breadth of the Ariba® Network, its market-leading web-based trading community.

Ariba will pay a total of $150 million, comprised of an upfront payment of $75 million in cash and $50 million in stock, and a holdback payment of $25 million, subject to performance conditions, payable 36 months after the close in either cash or stock. Please see the 8-K for more detail in connection with mechanics of the escrow and holdback payments. In addition, and related to the transaction, Ariba will pay approximately $10 million to modify and terminate aspects of a commercial arrangement previously entered into by Quadrem.

The transaction, which is subject to customary closing conditions and regulatory approvals, has been approved by both companies’ board of directors and is expected to close in the second quarter of Ariba’s fiscal year 2011, ending March 31.

“Ariba’s on-demand commerce solutions and global trading network have made it easier for businesses of all sizes and industries to buy, sell, and manage cash. The acquisition of Quadrem will enable us to further expand our network volume and reach, accelerate growth, and extend better commerce to more companies in more regions of the globe,” said Bob Calderoni, CEO, Ariba. “Quadrem has proven its ability to build and monetize large-scale collaborative commerce programs. We can leverage this experience to create additional value for our customers and bring our proven solutions to Quadrem’s existing customer base to enhance the value of their investments.”

With approximately 70,000 suppliers in 65 countries and large buyer customers including Alcoa, Anglo American, BHP Billiton, Nestlé, Vale and Rio Tinto, Quadrem has a unique global footprint and expertise in operating one of the world’s largest on-demand supply networks. Quadrem’s 100% on-demand solutions service customers across a range of industries, including: natural resources, oil & gas and manufacturing. The company also operates a supplier identification and verification offering that is complementary to Ariba Discovery™, a unique web-based service that helps to instantly connect buyers and suppliers around the world.

“In uniting our knowhow, solutions and people, Quadrem and Ariba can deliver unparalleled network scale and reach that enables buyers and sellers around the world to improve supply chain performance and tap new business opportunities,” said Charles Jackson, CEO, Quadrem. “Through the combined entities, companies will have access to a truly global partner who can help them optimize and extend buyer and supplier commerce and ultimately, the results that they deliver.”

“As a customer of both Ariba and Quadrem we look forward to the combination of the two companies and to the delivery of even more robust solutions we can leverage to support our operations, enhance our procurement effectiveness and extend collaboration with our suppliers globally.” said Scott Singer, Global Head of Procurement for Rio Tinto.

Conference Call and Webcast Information

Ariba will host a conference call to discuss this transaction today at 8:30 a.m. ET. To join the call, please dial 1-877-407-8031 in the United States and Canada, or 1-201-689-8031 if calling internationally. A live web broadcast of the call will be available on the investor relations section of Ariba’s website at: www.ariba.com. The webcast may also be accessed by logging in at http://www.vcall.com

A replay of the conference call will be available shortly after the completion of the conference call through January 18, 2011 and can be accessed by calling 1-877-660-6853 in the United States and Canada or 1-201-612-7415 internationally and entering account number: 286 and conference ID number: 361257.

About Quadrem

Quadrem (www.quadrem.com) operates one of the world’s largest supply networks, connecting buyers and suppliers by “digitizing” the many steps involved in buying and selling products and services. Since 2000 we have delivered 100% On Demand solutions that enable our customers to rapidly connect and collaborate to improve supply chain performance. Established in 2000, Quadrem has locations in Australia, Brazil, Canada, Chile, France, Mexico, The Netherlands, Peru, Singapore, South Africa and the United States.

About Ariba, Inc.

Ariba, Inc. is the leading provider of collaborative business commerce solutions. Ariba combines industry-leading technology to optimize the complete commerce lifecycle with the world’s largest web-based community to discover, connect and collaborate with a global network of trading partners, delivering everything needed to control costs, minimize risk, improve profits and enhance cash flow and operations – all in a cloud-based environment. Whether you’re buying, selling or managing cash, you can do it more efficiently and effectively in the Ariba® Commerce Cloud. Over 325,000 companies, including more than 90 percent of the Fortune 100, use Ariba’s solutions to drive more efficient inter-enterprise commerce. Why not join them? For more information on Ariba commerce solutions and the results they deliver, visit www.ariba.com

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Ariba Safe Harbor

Safe Harbor Statement under the Private Securities Litigation Reform Act 1995: Information and announcements in this release involve Ariba’s expectations, beliefs, hopes, plans, intentions or strategies regarding the future and are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Ariba as of the date of the release, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to Ariba’s operating and financial results to differ materially from current expectations include, but are not limited to: the impact of the credit crises on Ariba’s results of operations and financial condition; delays in development or shipment of new versions of Ariba’s products and services; lack of market acceptance of Ariba’s existing or future products or services; inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by major competitors; the impact of any acquisitions, including risks and uncertainties arising from the possibility that a closing may be delayed or may not occur and difficulties with the integration process or the realization of benefits of a transaction; the impact of our disposition, including the potential disruption of our ongoing business; the ability to attract and retain qualified employees; difficulties in assimilating acquired companies, long and unpredictable sales cycles and the deferrals of anticipated orders; declining economic conditions, including the impact of a recession; inability to control costs; changes in the company’s pricing or compensation policies; significant fluctuations in our stock price; the outcome of and costs associated with pending or potential future regulatory or legal proceedings; the impact of our acquisitions and dispositions, including the disruption or loss of customer, business partner, supplier or employee relationships; and the level of costs and expenses incurred by Ariba as a result of such transactions. Factors and risks associated with its business, including a number of the factors and risks described above, are discussed in Ariba’s Form 10-Q filed with the SEC on August 5, 2010.

Media Contact:

Karen Master

Ariba, Inc.

(412) 297-8177

kmaster@ariba.com

Christopher Haydon

Quadrem

+1 214 872 1360

chaydon@quadrem.com